Filed Pursuant to Rule 424(b)(2)

Registration No. 333-227190

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.250% Junior Subordinated Debentures due 2058	$431,250,000	$53,691

(1)	The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2018)

$375,000,000

Brighthouse Financial, Inc.

6.250% Junior Subordinated Debentures due 2058

We will pay accrued interest on the 6.250% Junior Subordinated Debentures due 2058 (the “debentures”) on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2018. The debentures will mature on September 15, 2058. We may defer interest payments on the debentures for one or more consecutive interest periods that do not exceed five years, as further described in this prospectus supplement.

On or after September 15, 2023, we may redeem the debentures in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that, if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption.

We may redeem the debentures in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a (i) “tax event” or (ii) “regulatory capital event” (each as defined in “Description of the Debentures—Optional Redemption of the Debentures”), at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the debentures in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of the Debentures—Optional Redemption of the Debentures”), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

The debentures will be our direct, unsecured obligations and will be subordinate and junior in right of payment to all of our present and future senior indebtedness (as defined below). The debentures will also be structurally subordinated to all existing and future liabilities (including indebtedness and policyholder liabilities) of our subsidiaries. The debentures will rank equally in right of payment with any of our future junior subordinated obligations.

We have applied to list the debentures on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHFAL”. If approved for listing, we expect trading of the debentures on Nasdaq to commence within 30 days after they are first issued.

Investing in the debentures involves risks. See “Risk Factors” on page S-9 of this prospectus supplement and the risk factors described in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Debenture	Total(3)
Price to public(1)	$25.0000	$375,000,000
Underwriting discount(2)	$0.7875	$11,812,500
Proceeds, before expenses, to Brighthouse Financial, Inc.	$24.2125	$363,187,500

(1)	Plus accrued interest, if any, from September 12, 2018 to the date of delivery.
(2)	See “Underwriting” for a description of compensation to the underwriters.
(3)	Assumes no exercise of the underwriters’ option to purchase additional debentures.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $56,250,000 aggregate principal amount of debentures solely to cover over-allotments at the price to public less the underwriting discount.

The underwriters expect to deliver the debentures in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, which include Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about September 12, 2018.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	Wells Fargo Securities	J.P. Morgan

Co-Manager

US Bancorp

The date of this prospectus supplement is September 5, 2018

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement we filed with the SEC using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Where You Can Find Additional Information” and “Incorporation by Reference.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus, and we take no responsibility for any other information that others may give you. Neither we nor the underwriters are making an offer or sale of the debentures in any state or jurisdiction where offers and sales are not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the debentures. Our business, operating results or financial condition may have changed since such date.

CERTAIN IMPORTANT INFORMATION

We use the following terms in this prospectus:

•

“Brighthouse,” “we,” “our” and “us” refer to Brighthouse Financial, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to Brighthouse Financial, Inc. as a corporate entity (for example, in the description of the debentures in this prospectus supplement, such terms refer to Brighthouse Financial, Inc. and not to any of its subsidiaries);

•	“MetLife” refers to MetLife, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to MetLife, Inc. as a corporate entity;

•

“Separation” refers to the separation of MetLife’s Brighthouse Financial segment from MetLife’s other businesses and the creation of a separate, publicly traded company, Brighthouse, to hold the assets (including the equity interests of certain former MetLife subsidiaries) and liabilities associated with MetLife’s Brighthouse Financial segment from and after the Distribution; and

•

“Distribution” refers to the distribution of approximately 80.8% of the shares of Brighthouse common stock outstanding immediately prior to 5:00 p.m. New York City time on August 4, 2017 by MetLife to shareholders of MetLife as of 5:00 p.m. New York City time on July 19, 2017.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. To better understand our business and financial position, you should carefully review this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

Our Company

We are a major provider of annuity products and life insurance in the United States through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Our in-force book of products consists of approximately 2.6 million insurance policies and annuity contracts at June 30, 2018, which are organized into three reporting segments:

(i)	Annuities, which includes variable, fixed, index-linked and income annuities;

(ii)	Life, which includes variable, term, universal and whole life policies; and

(iii)	Run-off, which consists of operations related to products which we are not actively selling and which are separately managed.

In addition, we report certain of our results of operations not included in the segments in Corporate & Other.

At June 30, 2018, we had $216.2 billion of total assets with total stockholders’ equity of $13.4 billion, including accumulated other comprehensive income; approximately $612.1 billion of life insurance face amount in-force ($421.0 billion, net of reinsurance) and $144.7 billion of annuity assets under management (“AUM”), which we define as our general account investments and our separate account assets. At June 30, 2018, we had total AUM of approximately $192.5 billion.

Prior to the Distribution, the companies that became our subsidiaries were wholly owned by MetLife. Brighthouse Life Insurance Company, which is our largest operating subsidiary, was formed in November 2014 through the merger of three affiliated life insurance companies and a former offshore, internal reinsurance subsidiary that mainly reinsured guarantees associated with variable annuity products issued by MetLife affiliates. In order to further our capabilities to market and distribute our products, prior to the Distribution, MetLife contributed to us (i) several entities including Brighthouse Life Insurance Company, New England Life Insurance Company and Brighthouse Life Insurance Company of NY; (ii) a licensed broker-dealer; (iii) a licensed investment advisor; and (iv) other entities necessary for the execution of our strategy.

We seek to be a financially disciplined and, over time, cost-competitive product manufacturer with an emphasis on independent distribution. We aim to leverage our large block of in-force life insurance policies and annuity contracts to operate more efficiently. We believe that our strategy of offering a targeted set of products to serve our customers and distribution partners, each of which is intended to produce positive statutory distributable cash flows on an accelerated basis compared to our legacy products, will enhance our ability to invest in our business and distribute cash to our stockholders over time. We also believe that our product strategy of offering a more tailored set of new products and our agreement to outsource a significant portion of our client administration and service processes, is consistent with our focus on reducing our expense structure over time.

Risk management of both our in-force book and our new business to enhance sustained, long-term stockholder value is fundamental to our strategy. Consequently, in writing new business we prioritize the value of the new business we write over sales volumes. We assess the value of new products by taking into account the amount and timing of cash flows, the use and cost of capital required to support our financial strength ratings and the cost of risk mitigation. We remain focused on maintaining our strong capital base and we have established a risk management approach that seeks to mitigate the effects of severe market disruptions and other economic events on our business.

We believe that general demographic trends in the U.S. population, the increase in under-insured individuals, the potential risk to governmental social safety net programs and the shifting of responsibility for retirement planning and financial security from employers and other institutions to individuals will create opportunities to generate significant demand for our products.

Our principal executive office is located at 11225 North Community House Road, Charlotte, North Carolina 28277 and our telephone number is (980) 365-7100.

The Offering

The following summary contains basic information about the debentures and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the debentures, see the section entitled “Description of the Debentures” in this prospectus supplement.

Issuer	Brighthouse Financial, Inc.

Securities	$375 million aggregate principal amount of 6.250% Junior Subordinated Debentures due 2058 ($431.25 million aggregate principal amount if the underwriters exercise in full their option to purchase additional debentures).

Maturity	The debentures will mature on September 15, 2058.

Interest, Interest Payment Dates and Record Dates	The debentures will bear interest at the annual rate of 6.250% from and including September 12, 2018 to but excluding the maturity date or any earlier redemption date, and we will pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2018, subject to our right to defer interest payments described in this prospectus supplement. Interest payments will be made to the persons in whose names the debentures are registered at the close of business on March 1, June 1, September 1 or December 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (as defined below).

Option to Defer Interest Payments	So long as no event of default with respect to the debentures has occurred and is continuing, we may, at any time and from time to time, elect to defer interest payments on the debentures for one or more consecutive interest periods that do not exceed five years. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of any debentures. During an extension period (as defined below), interest will continue to accrue on the debentures, and deferred interest payments will accrue additional interest (as defined below) at the same rate, compounded on each subsequent interest payment date to the extent permitted by applicable law. If, at the end of any extension period, we have paid all deferred interest due on the debentures, including additional interest, we will be entitled again to defer interest payments on the debentures, as described above.

Payment Restrictions during an Extension Period

After we have given notice of the commencement of an extension period and until we have paid all accrued and unpaid interest on the debentures, including any additional interest, we will not, and will not permit any of our subsidiaries to, among other things, (i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock (which includes common stock and preferred stock), (ii) make any payment of principal of, or premium, if any, or interest on or repay, purchase or redeem any of our debt securities ranking equally in right of payment with or junior in right of payment to the debentures, or (iii) make any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks equally in right of payment with or junior in right of payment to the debentures. These restrictions are subject to a number of important exceptions described under “Description of the Debentures—Payment Restrictions during an Extension Period” in this prospectus supplement.

Additional Amounts	Subject to certain exceptions and limitations, we will pay such additional amounts on the debentures as may be necessary so that the net amount paid by us after all withholding or deductions imposed by or on behalf of any Relevant Taxing Jurisdiction (as defined in “Description of Junior Subordinated Debt Securities—Additional Amounts” in the accompanying prospectus) will not be less than the amount then due and payable on the debentures. See “Description of Junior Subordinated Debt Securities—Additional Amounts” in the accompanying prospectus.

Optional Redemption	We may elect to redeem the debentures in increments of $25 principal amount:

•

in whole at any time or in part from time to time on or after September 15, 2023 at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption; provided that, if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a (i) “tax event” or (ii) “regulatory capital event” (each as defined in “Description of the Debentures—Optional Redemption of the Debentures”), at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of the Debentures—Optional Redemption of the Debentures”), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption.

In addition, we may redeem the debentures in whole, but not in part, if as a result of any change in the laws of a Relevant Taxing

Jurisdiction (as defined in “Description of Junior Subordinated Debt Securities—Additional Amounts” in the accompanying prospectus), we would be obligated to pay additional amounts, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption. See “Description of Junior Subordinated Debt Securities—Tax Redemption” in the accompanying prospectus.

Subordination; Ranking	The debentures will be direct, unsecured obligations of Brighthouse and will be subordinate and junior in right of payment to all of our present and future senior indebtedness, as defined under “Description of Junior Subordinated Debt Securities—Subordination under the Junior Subordinated Indenture” in the accompanying prospectus. The debentures will also be structurally subordinated to all existing and future liabilities (including indebtedness and policyholder liabilities) of our subsidiaries. The debentures will rank equally in right of payment with any of our future junior subordinated obligations. Neither we nor our subsidiaries are limited in our ability to incur additional indebtedness, including subordinated or senior indebtedness, under the indenture (as defined in “Description of the Debentures”).

Events of Default	An event of default with respect to the debentures will occur only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse. If an event of default were to occur, the principal amount of the debentures would automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the debentures. However, there will be no right of acceleration of principal and accrued but unpaid interest on the debentures in the case of (i) any default in the payment of principal of or premium, if any, or interest (including any deferred interest or additional interest) on the debentures or (ii) any failure by us to comply with any covenant contained in the indenture.

Listing	The debentures will constitute a new series of securities with no established trading market. We have applied to list the debentures on Nasdaq under the symbol “BHFAL”. If approved for listing, we expect trading of the debentures on Nasdaq to commence within 30 days after they are first issued.

Form and Denomination	The debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The debentures will be issued initially as global debentures registered in the name of Cede & Co., as nominee for The Depository Trust Company. Except in limited circumstances, global debentures will not be exchangeable for certificated debentures.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $361.1 million (or $415.6 million if the underwriters exercise in full their option to purchase additional debentures), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

Risk Factors	For a discussion of risks and uncertainties involved with an investment in the debentures, see “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 (the “Q1 2018 Form 10-Q”) and June 30, 2018 (the “Q2 2018 Form 10-Q”) before purchasing any of the debentures.

Indenture and Trustee	The debentures will be issued pursuant to a junior subordinated indenture, as supplemented by a supplemental indenture, each to be dated as of the date of initial issuance of the debentures, between us and U.S. Bank National Association, as trustee.

Governing Law	The debentures and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Selected Financial Data

The following tables set forth selected historical financial data for Brighthouse and its subsidiaries (formerly, the “MetLife U.S. Retail Separation Business”). The selected financial information as of June 30, 2018, and for the six months ended June 30, 2018 and 2017, has been derived from the unaudited Interim Condensed and Combined Financial Statements of Brighthouse included in the Q2 2018 Form 10-Q incorporated by reference into this prospectus supplement. The statement of operations data for the years ended December 31, 2017, 2016 and 2015, and the balance sheet data at December 31, 2017 and 2016, have been derived from the audited Consolidated and Combined Financial Statements of Brighthouse included in our 2017 Form 10-K incorporated by reference into this prospectus supplement. The statement of operations data for the years ended December 31, 2014 and 2013, and the balance sheet data at December 31, 2015 and 2014, have been derived from the audited Consolidated and Combined Financial Statements of the MetLife U.S. Retail Separation Business not included herein. The balance sheet data at December 31, 2013 has been derived from the unaudited Consolidated and Combined Financial Statements of the MetLife U.S. Retail Separation Business not included herein.

The selected financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2017 Form 10-K and Q2 2018 Form 10-Q and the financial statements and the related notes incorporated by reference herein. The following statement of operations and balance sheet data have been prepared in conformity with GAAP. The historical results presented below are not necessarily indicative of the financial results to be achieved in future periods, or what the financial results would have been had Brighthouse or the MetLife U.S. Retail Separation Business been a separate publicly traded company during the periods presented.

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(In millions, except per share)
Statement of Op5 erations Data
Total revenues	$3,517	$2,990	$6,842	$3,018	$8,891	$9,448	$8,788
Premiums	$452	$394	$863	$1,222	$1,679	$1,500	$1,018
Universal life and investment-type product policy fees	$1,964	$1,910	$3,898	$3,782	$4,010	$4,335	$4,255
Net investment income	$1623	$1,548	$3,078	$3,207	$3,099	$3,090	$3,366
Other revenue	$203	$236	$651	$736	$422	$535	$616
Net investment gains (losses)	$(79)	$(55)	$(28)	$(78)	$7	$(435)	$7
Net derivative gains (losses)(1)	$(646)	$(1,043)	$(1,620)	$(5,851)	$(326)	$423	$(474)
Total expenses	$3,947	$3,259	$7,457	$7,723	$7,429	$7,920	$7,424
Policyholder benefits and claims	$1,551	$1,649	$3,636	$3,903	$3,269	$3,334	$3,647
Interest credited to policyholder account balances	$536	$559	$1,111	$1,165	$1,259	$1,278	$1,376
Amortization of DAC and VOBA	$551	$(127)	$227	$371	$781	$1,109	$123
Other expenses	$1,309	$1,178	$2,483	$2,284	$2,120	$2,199	$2,278
Income (loss) before provision for income tax	$(430)	$(269)	$(615)	$(4,705)	$1,462	$1,528	$1,364
Net income (loss)	$(303)	$(103)	$(378)	$(2,939)	$1,119	$1,159	$1,031
Less: Net income (loss) attributable to noncontrolling interests	$3	$—	$—	$—	$—	$—	$—
Net income (loss) available to Brighthouse Financial, Inc.’s common shareholders	$(306)	$(103)	$(378)	$(2,939)	$1,119	$1,159	$1,031
Earnings per common share:
Basic	$(2.56)	$(0.86)	$(3.16)	$(24.54)	$9.34	$9.68	$8.61
Diluted	$(2.56)	$(0.86)	$(3.16)	$(24.54)	$9.34	$9.68	$8.61

	June 30, 2018	December 31,
		2017	2016	2015	2014	2013
	(In millions)
Balance Sheet Data
Total assets	$216,212	$224,192	$221,930	$226,725	$231,620	$235,200
Total investments and cash and cash equivalents	$83,063	$84,195	$85,860	$85,199	$81,141	$84,644
Separate account assets	$111,587	$118,257	$113,043	$114,447	$122,922	$124,438
Long-term financing obligations:
Debt(2)	$3,607	$3,612	$810	$836	$928	$2,326
Reserve financing debt(3)	$—	$—	$1,100	$1,100	$1,100	$1,100
Collateral financing arrangement(4)	$—	$—	$2,797	$2,797	$2,797	$2,797
Policyholder liabilities(5)	$77,164	$77,384	$73,943	$71,881	$69,992	$74,751
Variable annuities liabilities:
Future policy benefits	$4,389	$4,148	$3,562	$2,937	$2,346	$1,950
Policyholder account balances	$13,245	$12,479	$11,517	$7,379	$5,781	$4,358
Other policy-related balances	$92	$96	$89	$99	$104	$210
Non-variable annuities liabilities:
Future policy benefits	$31,427	$32,468	$29,810	$28,266	$27,296	$29,711
Policyholder account balances	$25,162	$25,304	$26,009	$30,142	$31,645	$35,051
Other policy-related balances	$2,849	$2,889	$2,956	$3,058	$2,820	$3,471
Total Brighthouse Financial, Inc. stockholders’ equity(6)	$13,435	$14,515	$14,862	$16,839	$17,525	$15,436
Noncontrolling interests	$65	$65	$—	$—	$—	$—
Accumulated other comprehensive income (loss)	$815	$1,676	$1,265	$1,523	$2,715	$977

(1)

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” in our 2017 Form 10-K incorporated by reference into this prospectus supplement for a discussion of net derivative gains (losses).

(2)

At December 31, 2016 and prior periods, this balance includes surplus notes in aggregate principal amount of $750 million issued by Brighthouse Life Insurance Company (together with its subsidiaries and affiliates) to a financing trust. On February 10, 2017, MetLife became the sole beneficial owner of the financing trust. In connection with MetLife’s plans to undertake several actions, including an internal reorganization involving its U.S. retail business (the “Restructuring”), (i) the financing trust was terminated in accordance with its terms on March 23, 2017, (ii) MetLife became the owner of the surplus notes, and (iii) prior to the Separation, MetLife forgave the obligation of Brighthouse Life Insurance Company (together with its subsidiaries and affiliates) to pay the principal under the surplus notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—The Company—Outstanding Debt and Collateral Financing Arrangement—Surplus Notes” in our 2017 Form 10-K incorporated by reference into this prospectus supplement.

(3)

Includes long-term financing of statutory reserves supporting level premium term life and universal life with secondary guarantees (“ULSG”) policies provided by surplus notes issued to MetLife. These surplus notes were eliminated in April 2017 in connection with the Restructuring of existing reserve financing arrangements.

(4)

Supports statutory reserves relating to level premium term and ULSG policies pursuant to credit facilities entered into by MetLife and an unaffiliated financial institution. These facilities were replaced in April 2017 in connection with the Restructuring of existing reserve financing arrangements.

(5)	Includes future policy benefits, policyholder account balances and other policy-related balances.
(6)	For periods ending prior to the Separation, stockholders’ equity was previously reported as shareholder’s net investment.

RISK FACTORS

An investment in the debentures involves a high degree of risk. You should consider carefully the risks relating to the debentures and this offering described below and the risk factors and other information contained in our 2017 Form 10-K, our Q1 2018 Form 10-Q and our Q2 2018 Form 10-Q, each of which is incorporated by reference in this prospectus supplement, before making a decision to invest in the debentures. See “Where You Can Find Additional Information” and “Incorporation by Reference” in this prospectus supplement. The debentures will not be an appropriate investment for you if you are not knowledgeable about significant features of the debentures or financial matters in general. You should not purchase the debentures unless you understand, and know that you can bear, these investment risks.

We can defer interest payments on the debentures for up to five consecutive years.

So long as no event of default with respect to the debentures has occurred and is continuing, we may, at any time and from time to time, elect to defer interest payments on the debentures for one or more consecutive interest periods that do not exceed five years. If, at the end of any extension period, we have paid all deferred and unpaid interest on the debentures, including additional interest, we could again defer interest payments on the debentures. During an extension period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest, including any additional interest. No interest otherwise due during an extension period will be due and payable on the debentures until the end of such extension period except upon an acceleration arising from an event of default (which will occur only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse (see “Description of the Debentures—Events of Default” in this prospectus supplement)) or redemption of the debentures during such extension period. Holders of debentures will have no remedies against us for nonpayment unless we fail to pay all deferred and unpaid interest (including additional interest) on the debentures at the end of the five-year extension period or at the earlier accelerated maturity date or redemption date, if applicable.

Deferral of interest payments and other characteristics of the debentures could adversely affect the market price of the debentures.

The market price of the debentures is likely to be adversely affected if we elect to defer interest payments on the debentures. As a result of our right to defer interest payments on the debentures, or if investors perceive that there is a likelihood that we will elect to defer interest payments on the debentures, the market for the debentures may become less active or be discontinued, and the market price of the debentures may be more volatile than the market prices of other securities that are not subject to deferral. If we elect to defer interest payments on the debentures and you sell your debentures during the extension period, you may not receive the same return on your investment as a holder that continues to hold its debentures until we pay all deferred and unpaid interest on the debentures (including additional interest), as the debentures may trade at a price that does not fully reflect such value or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right.

If interest payments on the debentures are deferred, there may be U.S. federal income tax consequences to the holders of the debentures.

If we were to defer interest payments on the debentures, the debentures would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a U.S. Holder (as defined in the section entitled “Material United States Federal Income Tax Considerations” in this prospectus supplement) generally would be required to include such OID in income as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income.

If holders of the debentures sell their debentures before the record date for the payment of interest at the end of an extension period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the extension period. Moreover, amounts that holders were required to include in income in respect of the debentures during the extension period will be added to such holders’ adjusted tax basis in the debentures, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations.

As a holding company, we depend on the ability of our subsidiaries to pay us dividends and, therefore, may not be able to receive dividends in amounts needed to service our indebtedness, including the debentures.

We are a holding company for our insurance subsidiaries, and we do not have any direct operations of our own. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations, including future payments on the debentures and our other indebtedness. As a consequence, our ability to satisfy our obligations under the debentures depends in large part on our ability to receive distributions from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our indebtedness or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. If the cash we receive from our subsidiaries is insufficient for us to fund our debt service and other holding company obligations, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions, and there can be no assurance that we will be able to do so. In addition, the terms of a tax separation agreement that we entered into with MetLife immediately prior to the Distribution contain restrictions that may restrict or limit our ability to issue additional equity or sell assets.

In addition, our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. Furthermore, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. In connection with our affiliated reinsurance company restructuring, the Delaware Department of Insurance approved the payment of a dividend from Brighthouse Reinsurance Company of Delaware to its parent, Brighthouse Life Insurance Company, which we completed in May 2017. Any additional dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and New England Life Insurance Company to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.

Our obligations under the debentures will be subordinated to all of our present and future senior indebtedness. The indenture will not limit the amount of indebtedness that we or our subsidiaries may incur.

The debentures will be our direct, unsecured obligations and will be subordinate and junior in right of payment to all of our present and future senior indebtedness. If we default in the payment of any principal of or premium, if any, or interest on any of our senior indebtedness, or if the maturity of any of our senior indebtedness is declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, we will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of the debentures) of or premium, if any, or interest on the debentures.

If any of the following events occurs, we will pay in full all amounts due on senior indebtedness before we make any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to any holder of debentures: (i) any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership; (ii) any general assignment by Brighthouse for the benefit of creditors; (iii) any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors; or (iv) other similar proceedings.

The indenture will not restrict us or any of our subsidiaries from incurring additional indebtedness or other liabilities, including subordinated or senior indebtedness and securities that rank equally in right of payment with the debentures. We expect that we will, from time to time, incur additional indebtedness and other liabilities, including subordinated and senior indebtedness. In addition, the indenture will not restrict us from paying dividends on or repurchasing our securities, except as described in “Description of Debentures—Payment Restrictions during an Extension Period” in this prospectus supplement. If we were to incur additional indebtedness or liabilities or undergo a recapitalization, our ability to pay our obligations on the debentures could be adversely affected.

As of June 30, 2018, we had approximately $3.6 billion of outstanding senior indebtedness. This does not include indebtedness and liabilities to policyholders and contract holders that would have effectively ranked senior to the debentures. See “—The debentures will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries, as well as policyholders and contract holders, will be paid from these subsidiaries’ assets before holders of the debentures would have any claims to those assets.” See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our 2017 Form 10-K and Q2 2018 Form 10-Q for a discussion of our existing indebtedness.

The debentures will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries, as well as policyholders and contract holders, will be paid from these subsidiaries’ assets before holders of the debentures would have any claims to those assets.

We conduct all of our business operations through our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the debentures. The debentures are not guaranteed by any of our subsidiaries. As a result, the debentures will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debentures would have any claims to those assets.

As of June 30, 2018, our subsidiaries had combined indebtedness of approximately $40 million, which includes $5 million relating to variable interest entities, and our insurance subsidiaries had approximately $77.2 billion in combined liabilities to policyholders and contract holders, all of which would have effectively ranked senior to the debentures. In addition, the debentures are structurally subordinated to $65 million aggregate principal amount of the preferred interests of our direct wholly-owned subsidiary Brighthouse Holdings, LLC and our indirect wholly-owned subsidiary Brighthouse Reinsurance Company of Delaware, which are held by unrelated third parties.

Our significant leverage could put us at a competitive disadvantage.

We incurred significant indebtedness in connection with the Separation. As of June 30, 2018, before giving effect to this offering, we had total consolidated indebtedness of approximately $3.6 billion. Our significant indebtedness and future indebtedness we may incur may reduce our capacity to access credit markets for additional liquidity until such time as our equity and credit positions are strengthened. The funds needed to service our indebtedness will not be available to meet any short-term liquidity needs we may have or invest in our business.

Prior to the Separation, we relied upon MetLife for working capital requirements on a short-term basis and for other financial support functions. We are no longer able to rely on MetLife’s earnings, assets or cash flow, and we are responsible for servicing our own indebtedness, including the debentures, and obtaining and maintaining sufficient working capital. We may not generate sufficient funds to service our indebtedness, including the debentures, and meet our business needs, such as funding working capital or the expansion of our operations. In addition, our significant leverage could put us at a competitive disadvantage compared to our competitors that are less leveraged. Our significant leverage could also impede our ability to withstand downturns in our industry or the economy in general.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our business, financial condition, results of operations or cash flows.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, we may not be able to incur additional indebtedness and the holders of the defaulted indebtedness could cause all amounts outstanding with respect to that indebtedness to be due and payable immediately. Our credit facilities contain administrative, reporting, legal and financial covenants, including in certain cases requirements to maintain a specified minimum consolidated net worth and to maintain a ratio of indebtedness to total capitalization not in excess of a specified percentage, and limitations on the dollar amount of indebtedness that may be incurred by our subsidiaries, which could restrict our operations and use of funds. Failure to comply with these covenants or fulfill the conditions to borrowings, or the failure of lenders to fund their lending commitments (whether due to insolvency, illiquidity or other reasons) in the amounts provided for under the terms of the relevant credit facilities, would restrict the ability to access our credit facilities when needed and, consequently, could have a material adverse effect on our liquidity, results of operations and financial condition.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash to meet our debt obligations in the future, including the debentures, is sensitive to capital market returns, primarily due to our variable annuity business. Overall, our ability to generate cash is subject to general economic, financial market, competitive, legislative, regulatory, client behavioral, and other factors that are beyond our control.

The lenders who hold our indebtedness (other than the debentures) could also accelerate amounts due in the case of an event of default, which could potentially trigger a default or acceleration of the maturity of our other indebtedness. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default, which could have a material adverse effect on our ability to continue to operate as a going concern. If we are not able to repay or refinance our indebtedness as it becomes due, we may be forced to take disadvantageous actions, including significant business and legal entity restructuring, limited new business investment, selling assets or dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, our ability to withstand competitive pressures and to react to changes in the insurance industry could be impaired.

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

We may redeem the debentures at our option in increments of $25 principal amount, in whole at any time or in part, on or after September 15, 2023.

We may redeem the debentures in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a (i) “tax event” or (ii) “regulatory capital event” (each as defined in “Description of the Debentures—Optional Redemption of the Debentures”). In each event, the redemption price will be equal to 100% of the aggregate principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

In addition, we may redeem the debentures before September 15, 2023 at our option, in whole, but not in part, within 90 days of a “rating agency event” (as defined in “Description of the Debentures—Optional Redemption of the Debentures”). In this event, the redemption price will be equal to 102% of the aggregate principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

We may also redeem the debentures at our option, in whole, but not in part, at 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, if as a result of any change in the laws of a Relevant Taxing Jurisdiction (as defined in “Description of Junior Subordinated Debt Securities—Additional Amounts” in the accompanying prospectus) we would be obligated to pay additional amounts, as described in “Description of Junior Subordinated Debt Securities—Tax Redemption” in the accompanying prospectus.

Events that would constitute a “tax event,” a “regulatory capital event” or a “rating agency event” or that could give rise to an obligation to pay additional amounts, could occur at any time and could result in the debentures being redeemed earlier than would otherwise be the case. In the event we choose to redeem the debentures, you may not be able to reinvest the redemption proceeds in a comparable security at a rate that is equal to or higher than the rate of return on the debentures.

There will not be any financial covenants in the indenture.

There will not be any financial covenants in the indenture, such as covenants that would require us to achieve or maintain any minimum financial results relating to our results of operations or financial condition. In addition, the indenture will not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the debentures.

A holder of the debentures will not have any right of acceleration in the case of any default in the payment of principal of or premium, if any, or interest on the debentures or any failure by us to comply with any covenant in the indenture.

An event of default with respect to the debentures will occur only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse. This means that there will be no right of acceleration of principal and accrued but unpaid interest on the debentures in the case of any default in the payment of principal of or premium, if any, or interest on the debentures (including any deferred interest or additional interest) or any failure by us to comply with any covenant contained in the indenture.

We may make certain payments on securities that rank equally in right of payment with the debentures during an extension period.

The terms of the debentures permit us, during an extension period, to make any payments of current or deferred interest on securities that rank equally in right of payment with the debentures, which payments are made pro rata to the amounts due on such securities and on the debentures, and any payments of principal of or current or deferred interest on securities that rank equally in right of payment with the debentures, which, if not made, would cause us to breach the terms of the instrument governing such securities.

Rating agencies may change their practices for rating the debentures, which change may affect the market price of the debentures. In addition, we may redeem the debentures if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the debentures.

The rating agencies that currently publish a rating for us, including Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and A.M. Best Company, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the debentures are subsequently lowered, the trading price of the debentures may be negatively affected. In addition, we may redeem the debentures before September 15, 2023 at our option, in whole, but not in part, within 90 days of a “rating agency event.”

There may not be a public market for the debentures.

The debentures are a new issue of securities with no established trading market. We have applied to list the debentures on Nasdaq under the symbol “BHFAL”. If approved for listing, we expect trading of the debentures on Nasdaq to commence within 30 days after they are first issued. The listing of the debentures will not necessarily ensure that an active trading market will be available for the debentures or that you will be able to sell your debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

Changes in our credit ratings or the debt markets could adversely affect the market price of the debentures.

The market price for the debentures will depend on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the debentures;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•	our election to defer interest payments on the debentures (see “—We can defer interest payments on the debentures for up to five consecutive years”); and

•

economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing market volatility and uncertainty about the U.S. economy and other key economies, and sovereign credit and bank solvency concerns in Europe and other key economies.

The price of the debentures may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debentures.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the debentures.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “forecast,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others:

•	differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models;

•	higher risk management costs and exposure to increased counterparty risk due to guarantees within certain of our products;

•	the effectiveness of our exposure management strategy and the impact of such strategy on net income volatility and negative effects on our statutory capital;

•	the additional reserves we will be required to hold against our variable annuities as a result of actuarial guidelines;

•	a sustained period of low equity market prices and interest rates that are lower than those we assumed when we issued our variable annuity products;

•	our significant leverage;

•	the effect adverse capital and credit market conditions may have on our ability to meet liquidity needs and our access to capital;

•	the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations;

•	the effectiveness of our risk management policies and procedures;

•	the availability of reinsurance and the ability of our counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder;

•

heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition;

•	changes in accounting standards, practices and/or policies applicable to us;

•	the ability of our insurance subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders;

•	our ability to market and distribute our products through distribution channels;

•

the impact of the Separation on our business and profitability due to MetLife’s strong brand and reputation, the increased costs related to replacing arrangements with MetLife with those of third parties and incremental costs as a public company;

•

any failure of third parties to provide services we need, any failure of the practices and procedures of these third parties and any inability to obtain information or assistance we need from third parties, including MetLife;

•	whether the operational, strategic and other benefits of the Separation can be achieved, and our ability to implement our business strategy;

•	whether all or any portion of the Separation tax consequences are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us;

•

the uncertainty of the outcome of any disputes with MetLife over tax-related or other matters and agreements including the potential of outcomes adverse to us that could cause us to owe MetLife material tax reimbursements or payments or disagreements regarding MetLife’s or our obligations under our other agreements;

•	the impact on our business structure, profitability, cost of capital and flexibility due to restrictions we have agreed to that preserve the tax-free treatment of certain parts of the Separation;

•

the potential material negative tax impact of the Tax Cuts and Jobs Act and other potential future tax legislation that could decrease the value of our tax attributes, lead to increased risk-based capital requirements and cause other cash expenses, such as reserves, to increase materially and make some of our products less attractive to consumers;

•	whether the Distribution will qualify for non-recognition treatment for U.S. federal income tax purposes and potential indemnification to MetLife if the Distribution does not so qualify;

•	our ability to attract and retain key personnel; and

•	other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Except as required by applicable law, we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $361.1 million (or $415.6 million if the underwriters exercise in full their option to purchase additional debentures), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2018 on an (i) actual basis and (ii) as adjusted basis giving effect to the issuance and sale of the debentures offered by this prospectus supplement (assuming no exercise of the underwriters’ option to purchase additional debentures). You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
	Actual	As Adjusted(1)
	(In millions)
Debt
2017 Term Loan Facility	$600	$600
2016 Revolving Credit Facility	—	—
3.700% Senior Notes due 2027	1,490	1,490
4.700% Senior Notes due 2047	1,477	1,477
Debentures offered hereby	—	361
Other long-term debt(2)(3)	40	40

Total debt	$3,607	$3,968

Equity
Brighthouse Financial, Inc.’s stockholders’ equity:
Common stock, par value $0.01 per share; 1,000,000,000 shares authorized; 119,773,106 shares issued and outstanding	$1	$1
Additional paid-in capital	12,444	12,444
Retained earnings	175	175
Accumulated other comprehensive income (loss)	815	815

Total Brighthouse Financial, Inc.’s stockholders’ equity	13,435	13,435
Noncontrolling interests	65	65

Total equity	$13,500	$13,500

Total capitalization	$17,107	$17,468

(1)

Reflects $375 million of 6.250% Junior Subordinated Debentures due 2058, net of related debt issuance costs of approximately $13.9 million, which will be capitalized and amortized over the term of the 6.250% Junior Subordinated Debentures due 2058.

(2)	Includes $5 million of long-term debt relating to variable interest entities.
(3)	Represents non-recourse debt for which creditors have no access, subject to customary exceptions, to the general assets of Brighthouse other than recourse to certain investment companies.

DESCRIPTION OF THE DEBENTURES

We set forth below a summary description of the material terms of the debentures. This description supplements, and should be read together with, the description of the general terms and provisions of our junior subordinated debt securities which are set forth in the accompanying prospectus under “Description of Junior Subordinated Debt Securities.” Any information regarding the debentures contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any such inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the junior subordinated indenture, to be dated the issue date of the debentures (the “junior subordinated indenture”), between Brighthouse, as issuer, and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the first supplemental indenture thereto, to be dated the issue date of the debentures (together with the junior subordinated indenture, the “indenture”), between Brighthouse and the trustee.

General

The debentures will be issued as junior subordinated debt securities under the indenture and will be limited in aggregate principal amount to $375 million ($431.25 million aggregate principal amount if the underwriters exercise in full their option to purchase additional debentures). Payments of principal of and premium, if any, and interest on, the debentures will be made in U.S. dollars.

We may, without notice to or consent of the holders of the debentures, re-open and issue additional 6.250% Junior Subordinated Debentures due 2058 having the same ranking, interest rate, maturity date and other terms as the debentures offered by this prospectus supplement as long as the additional debentures are fungible with the debentures offered by this prospectus supplement for U.S. federal income tax purposes and no event of default with respect to the debentures will have occurred and be continuing. Any additional debentures, together with the debentures offered by this prospectus supplement, will constitute a single series of junior subordinated debt securities under the indenture.

The provisions of the junior subordinated indenture, as described in the accompanying prospectus, pertaining to each of the following will apply to the debentures:

•	payment of additional amounts (see “Description of Junior Subordinated Debt Securities—Additional Amounts” in the accompanying prospectus);

•	financial statements and SEC reporting requirements (see “Description of Junior Subordinated Debt Securities—Reporting Covenant” in the accompanying prospectus);

•	modification (see “Description of Junior Subordinated Debt Securities—Modification of Junior Subordinated Debt Securities” in the accompanying prospectus);

•

consolidation, merger, sale of assets and other transactions (see “Description of Junior Subordinated Debt Securities—Consolidation, Merger, Sale of Assets and Other Transactions” in the accompanying prospectus); and

•	defeasance and satisfaction and discharge of the indenture (see “Description of Junior Subordinated Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus).

The debentures will be issued in fully registered form, without coupons, and in denominations of $25 and integral multiples of $25 in excess thereof. The debentures will be represented by one or more global debentures registered in the name of a nominee for The Depository Trust Company (“DTC”) and may be held in book-entry form only. Each holder’s beneficial interest in the global debentures will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records. For additional information regarding the global debentures, see “—Book-Entry System, Form and Delivery.” Except as otherwise set forth in this prospectus supplement, the terms described under “Description of Junior Subordinated Debt Securities—Denominations, Registration and Transfers” in the accompanying prospectus will apply to the debentures.

The trustee will act as the initial paying agent for the debentures. For additional information regarding certain payment provisions applicable to the debentures, see “Description of Junior Subordinated Debt Securities—Payment and Paying Agents” in the accompanying prospectus.

Subordination

The debentures will be direct, unsecured obligations of Brighthouse. The debentures will be subordinate and junior in right of payment to all of our present and future “senior indebtedness,” as defined under “Description of Junior Subordinated Debt Securities—Subordination under the Junior Subordinated Indenture” in the accompanying prospectus. The debentures will rank equally in right of payment with any of our future junior subordinated obligations, including, unless otherwise specified in the applicable prospectus supplement or other offering document, all other series of junior subordinated debt securities issued under the junior subordinated indenture.

If Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any of our senior indebtedness, or if the maturity of any of our senior indebtedness is declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, we will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of the debentures) of and premium, if any, or interest (including any additional interest) on the debentures.

If any of the following events occurs, Brighthouse will pay in full all amounts due on our senior indebtedness before it makes under the debentures any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of debentures:

•	any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Brighthouse for the benefit of creditors;

•	any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

For additional information regarding the subordination provisions of the junior subordinated indenture, which will apply to the debentures, see “Description of Junior Subordinated Debt Securities—Subordination under the Junior Subordinated Indenture” in the accompanying prospectus.

Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debentures. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. As a consequence, our ability to satisfy our obligations under the debentures depends on our ability to receive distributions from these subsidiaries. For additional information, see “Description of Junior Subordinated Debt Securities—Ranking of the Junior Subordinated Debt Securities” in the accompanying prospectus.

The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, including subordinated or senior indebtedness. As of June 30, 2018, we had approximately $3.6 billion of outstanding senior indebtedness. In addition, the debentures will be structurally subordinated to all existing and future liabilities (including indebtedness and policyholder liabilities) of our subsidiaries. As of June 30, 2018, our subsidiaries had combined indebtedness of approximately $40 million, which includes $5 million relating to variable interest entities, and our insurance subsidiaries had approximately $77.2 billion in combined liabilities to policyholders and contract holders, all of which would have effectively ranked senior to the debentures. See “Risk Factors—The debentures will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries, as well as policyholders and contract holders, will be paid from these subsidiaries’ assets before holders of the debentures would have any claims to those assets” in this prospectus supplement.

Maturity

The debentures will mature on September 15, 2058. If the maturity date is not a business day, payment of principal and interest to be made on the maturity date will be made on the next business day (but no interest will accrue as a result of such postponement).

Interest

The debentures will bear interest at the annual rate of 6.250% from and including September 12, 2018 to but excluding the maturity date or any earlier redemption date, and we will pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2018, subject to our right to defer interest payments described under “—Option to Defer Interest Payments.” We refer to each of these dates as an “interest payment date.”

Interest payments will be made to the persons in whose names the debentures are registered at the close of business on March 1, June 1, September 1 or December 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. We refer to each of these dates as a “regular record date.” However, interest payable on the maturity date or on a redemption date that is not an interest payment date will be payable to the person to whom the principal will be payable. Interest payable on a redemption date that is an interest payment date will be payable to the registered holders at the close of business on the relevant regular record date.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next business day (and without any interest or other payment in respect of any such delay).

Any defaulted interest and any interest deferred pursuant to the indenture (as described below) will bear interest, to the extent permitted by applicable law, at an annual rate equal to the rate of interest on the debentures from and including the relevant interest payment date compounded on each subsequent interest payment date (such interest referred to herein as “additional interest”). References to “interest” herein include interest currently accruing on the debentures, any accrued and unpaid interest (including any deferred interest) and any additional interest.

Interest payable on the debentures will be computed on the basis of a 360-day year composed of twelve 30-day months.

Option to Defer Interest Payments

So long as no event of default with respect to the debentures has occurred and is continuing, we may, at any time and from time to time, elect to defer interest payments on the debentures for one or more consecutive interest periods that do not exceed five years for any single extension period. A deferral of interest payments cannot extend, however, beyond the maturity, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the debentures. As used in this prospectus supplement, an “extension period” refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid interest (including additional interest on such deferred interest) and all other accrued and unpaid interest on the debentures.

During an extension period, interest will continue to accrue on the debentures, and deferred interest payments will accrue additional interest at the same rate, compounded on each interest payment date to the extent permitted by applicable law. During an extension period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest, including any additional interest. No interest otherwise due during an extension period will be due and payable on the debentures until the end of such extension period except upon an acceleration arising from an event of default (which will occur only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse (see “—Events of Default”)) or redemption of the debentures during such extension period.

At the end of five years following the commencement of an extension period, we will be required to pay all accrued and unpaid deferred interest, including additional interest, to the persons in whose names the debentures are registered at the close of business on the regular record date with respect to the interest payment date at the end of such extension period. If, at the end of any extension period, we have paid all deferred interest due on the debentures, including additional interest, we will be entitled again to defer interest payments on the debentures as described above.

We will provide to the trustee and the holders of debentures written notice of our election to commence or continue any extension period at least one business day prior to its commencement or continuance.

We have no present intention to defer payments of interest.

Payment Restrictions during an Extension Period

After we have given notice of the commencement of an extension period and until we have paid all accrued and unpaid interest on the debentures, including additional interest, we will not, and will not permit any of our subsidiaries to:

•

declare or pay any dividends or other distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock (which includes common stock and preferred stock);

•

make any payment of principal of or premium, if any, or interest on or repay, purchase or redeem any of our debt securities ranking equally in right of payment with or junior in right of payment to the debentures; or

•

make any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks equally in right of payment with or junior in right of payment to the debentures.

The restrictions listed above will not apply to:

•

any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our capital stock where the dividend stock or stock issuable upon exercise of such options, warrants or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any declaration of a dividend in connection with the implementation of a stockholder rights plan, or the issuance of rights, capital stock or other property under any such plan, or the redemption or purchase of any such rights pursuant thereto;

•

as a result of a reclassification of any series or class of our capital stock or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

•

any purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more directors, officers, agents, consultants, employees or independent contractors;

•	the satisfaction of our obligations pursuant to any contract outstanding prior to the commencement of the extension period requiring such purchase, redemption or other acquisition;

•	a dividend reinvestment or shareholder purchase plan; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the extension period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock; and

•

any payment of current or deferred interest on securities that rank equally with the debentures in right of payment, which payments are made pro rata to the amounts due on such securities and on the debentures, and any payment of principal of or current or deferred interest on securities that rank equally with the debentures in right of payment, which, if not made, would cause us to breach the terms of the instrument governing such securities.

Optional Redemption of the Debentures

We may redeem the debentures in increments of $25 principal amount:

•

in whole at any time or in part from time to time on or after September 15, 2023 at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption; provided that, if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “tax event,” at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption;

•

in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “regulatory capital event,” at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “rating agency event,” at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption.

In addition, Brighthouse may at any time at its option redeem, in whole, but not in part, the debentures as described under “Description of Junior Subordinated Debt Securities—Tax Redemption” in the accompanying prospectus.

“Tax event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, to the effect that, as a result of any:

•

amendment to or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•

official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•

threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures,

(each of the above, a “change of tax law”) which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the original issue date of the debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part, for U.S. federal income tax purposes; provided that a change of tax law under section 163(j) of the Internal Revenue Code of 1986, as amended (“section 163(j)”) (including any amendment to section 163(j), and any amendment to or the issuance of regulations or another official administrative pronouncement under section 163(j)), shall not give rise to a “tax event” unless, in the opinion of independent counsel experienced in such matters, the change of tax law under section 163(j) limits, defers or prohibits the deduction of interest on the debentures in a manner or to an extent different from interest on senior debt obligations of ours by reason of the specific characteristics of the debentures.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the debentures would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the debentures, which amendment, clarification or change results in (a) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures.

If less than all of the debentures are to be redeemed, the trustee will select, pro rata, by lot or in such manner it deems fair and appropriate in its discretion and otherwise in accordance with the customary procedures of the depositary, debentures, or portions of the debentures, to be redeemed. We may redeem the debentures and portions of debentures in amounts of $25 and integral multiples of $25 in excess thereof.

We may not redeem the debentures in part unless all accrued and unpaid interest, including additional interest, has been paid in full on all outstanding debentures for all interest periods terminating on or before the redemption date.

On and after the date of redemption, interest will cease to accrue on the debentures or any portion of the debentures called for redemption, unless we default in the payment of the redemption amount.

The debentures will not be entitled to any sinking fund or analogous requirement.

Events of Default

The events of default, notice and waiver provisions of the junior subordinated indenture, as described under “Description of Junior Subordinated Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus, will apply to the debentures.

An “event of default” with respect to the debentures will occur only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse.

If an event of default were to occur, the principal amount of the debentures would automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the debentures. However, there will be no right of acceleration of principal and accrued but unpaid interest on the debentures in the case of (i) any default in the payment of principal of or premium, if any, or interest (including any deferred interest or additional interest) or (ii) any failure by us to comply with any covenant contained in the indenture.

Notwithstanding the foregoing, the junior subordinated indenture will provide that, in the case of a default in the payment of principal of or premium, if any, or interest on the debentures, including any additional interest, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of a debenture may or, if directed by the holders of a majority in principal amount of the debentures, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Actions Not Restricted by the Indenture

The indenture will not limit our ability to incur any type of indebtedness or other obligation; to create liens on our property for any purpose; to pay dividends or make distributions on our capital stock or redeem our capital stock, except as described under “—Payment Restrictions during an Extension Period”; or to make payments on any senior indebtedness.

The indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture will not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the debentures.

Listing

We have applied to list the debentures on Nasdaq under the symbol “BHFAL”. If approved for listing, we expect trading of the debentures on Nasdaq to commence within 30 days after the debentures are first issued.

Agreement by Holders to Treat Debentures as Indebtedness for Tax Purposes

Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local tax purposes.

Book-Entry System, Form and Delivery

The debentures will be represented by one or more global debentures and will clear and settle in book-entry form only through DTC, as further discussed below. The global debentures will be deposited with, or on behalf of, DTC, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. So long as Cede & Co. is the registered holder of the global debentures, Cede & Co. will be considered the sole holder of the debentures under the indenture. Beneficial interests in a global debenture will be represented through book-entry accounts of financial institutions acting on behalf of the beneficial owners as direct and indirect participants in DTC.

Unless and until it is exchanged for individual certificates evidencing debentures under the limited circumstances described below, a global debenture may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Investors may elect to hold interests in a global debenture through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debentures within the DTC system must be made by or through direct participants, which will receive a credit for those debentures on DTC’s records. The ownership interest of the actual purchaser of debentures, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of debentures will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased debentures. Transfers of ownership interests in global debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global debentures except under the limited circumstances described below.

To facilitate subsequent transfers, all global debentures deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debentures with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debentures. DTC has no knowledge of the actual beneficial owners of the debentures. DTC’s records reflect only the identity of the direct participants to whose accounts the debentures are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the debentures are being redeemed, the amount of the interest of each direct participant in the debentures to be redeemed will be determined in accordance with DTC’s procedures or by lot.

In any case where a vote may be required with respect to the debentures, neither DTC nor Cede & Co. will give consents for or vote the global debentures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debentures are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the debentures will be made to Cede & Co., as nominee of DTC.

DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of debentures will not be entitled to have debentures registered in their names and will not receive physical delivery of debentures. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debentures and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in debentures.

Initial settlement for the debentures will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Clearstream or Euroclear, as the case may be, by its respective U.S. depositary; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debentures received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing day following the DTC settlement date. Such credits or any transactions in the debentures settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debentures by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear are under no obligation to provide their services as depositaries for the debentures and may discontinue providing their services at any time. Neither we, the trustee nor the underwriters will have any responsibility for the performance by DTC, Clearstream, Euroclear or their direct participants or indirect participants under the rules and procedures governing these organizations.

As noted above, beneficial owners of debentures will not receive certificates representing their ownership interests in the debentures. However, we will prepare and deliver certificates for the debentures in exchange for beneficial interests in the global debentures if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the global debentures, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion and subject to the procedures of DTC, that such global debenture shall be exchangeable.

Any beneficial interest in a global debenture that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debentures in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debentures.

We have provided the descriptions of the operations of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time, and we take no responsibility for these operations or procedures.

Governing Law

The debentures and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

U.S. Bank National Association, the trustee, will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. Subject to those provisions, the trustee will not be required to exercise any of its powers under the debentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

The trustee may resign or be removed with respect to debentures under the indenture, and a successor trustee may be appointed to act with respect to the debentures.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase the debentures at the initial public offering price pursuant to this offering and hold such debentures as capital assets. This discussion (other than matters stated to be our belief) is the opinion of Debevoise & Plimpton LLP, our counsel. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold a debenture as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a debenture that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a debenture that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a debenture, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a debenture.

EACH PERSON CONSIDERING AN INVESTMENT IN THE DEBENTURES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the debentures, we believe that the debentures will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service (the “IRS”) or a court will agree with this determination. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a debenture each beneficial owner of a debenture agrees, to treat the debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Contingent Payments

It is possible that the debentures could be treated for U.S. federal income tax purposes as “contingent payment debt instruments” subject to the “noncontingent bond method,” because, for example, the debentures could be redeemed at a premium following a “rating agency event.” If the debentures were treated as contingent payment debt instruments, the timing, amount and character of a Holder’s income, gain or loss with respect to the debentures could be different from those described below. We do not believe the debentures are contingent payment debt instruments, and therefore, we do not intend to treat the debentures as contingent payment debt instruments. This position is not binding on the IRS or on the courts and no assurance can be given that the IRS or the courts will agree with our position. Each Holder is generally bound by our position, unless such Holder discloses to the IRS, on a statement attached to its timely filed U.S. federal income tax return for the year that includes the date it acquired the debentures, that it has made a different determination. The remainder of this discussion assumes that the debentures will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Recent Legislation Affecting Certain Accrual Method Holders

Pursuant to certain recent legislation, a Holder that computes its taxable income under an accrual method of accounting for U.S. federal income tax purposes and maintains an applicable financial statement may be required to include certain items (such as OID, including de minimis OID) in income no later than when such items are taken into account as revenue in an applicable financial statement of such Holder. Accordingly, the U.S. federal income tax considerations relating to such Holder’s investment in the debentures may be different from those discussed below. Each such Holder should consult its own tax advisor regarding the applicability of this legislation to its investment in the debentures.

U.S. Holders

Interest on the Debentures

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the debentures will not be issued with more than de minimis OID for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the debentures might be deferred could result in the debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood we will elect to defer payment of interest on the debentures is remote, and therefore believe that the possibility of such deferral will not result in the debentures being treated as issued with OID. Accordingly, interest payable on a debenture should be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a U.S. Holder generally would be required to include such OID in income as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income.

Sale, Exchange, Retirement or Other Disposition of the Debentures

Upon the sale, exchange, retirement or other disposition of a debenture, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such debenture. Assuming that interest payments on the debentures are not deferred and that the debentures are not treated as issued with OID, a U.S. Holder’s adjusted tax basis in a debenture generally will be its initial purchase price. If the debentures are treated as issued with OID, a U.S. Holder’s adjusted tax basis in a debenture generally will be its initial purchase price, increased by OID previously includible in such U.S. Holder’s gross income to the date of disposition and decreased by payments received by such U.S. Holder on such debenture since and including the date that such debenture was treated as issued with OID. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such debenture for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest (including OID) income on a debenture and net gain from the sale, exchange, retirement or other disposition of a debenture.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder of interest (including OID) on, or proceeds from the sale, exchange, retirement or other disposition of, a debenture, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

General

Subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding”:

(a)     payments of principal, interest and premium with respect to a debenture owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest (which term, for purposes of this discussion of the tax consequences to Non-U.S. Holders, also includes any payment to the extent of any OID that accrued on such debenture while held by such Non-U.S. Holder and that has not been previously taken into account for this purpose):

(i)    such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;

(ii)    such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)    such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership; and

(iv)    the certification requirements described below are satisfied; and

(b)    a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a debenture, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(iv) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a United States person. U.S. Treasury regulations provide additional rules for a debenture held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a debenture or gain recognized on the sale, exchange, retirement or other disposition of a debenture are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the debentures and (ii) on or after January 1, 2019, gross proceeds from the sale or other disposition of the debentures. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity). If a debenture is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the debentures.

Information Reporting and Backup Withholding

Amounts treated as payments of interest on a debenture to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of interest to certain U.S. Holders generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other disposition of a debenture by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a debenture by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a debenture by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the debentures by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of debentures by an ERISA Plan with respect to which the issuer or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the debentures. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers, all as amended. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the debentures. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the debentures should consult with its counsel before purchasing the debentures to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representations

Accordingly, by acceptance of a debenture each purchaser and subsequent transferee of a debenture will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the debentures constitutes assets of any Plan or (ii) the purchase and holding of the debentures by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, each purchaser of a debenture that is using assets of any ERISA Plan to acquire or hold a debenture will be deemed to represent that none of us, the underwriters or any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the debentures and none of us, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the debentures.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the debentures.

Purchasers of the debentures have the exclusive responsibility for ensuring that their purchase and holding of the debentures complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the underwriters, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the debentures set forth opposite their names below:

Underwriters	Principal Amount of Debentures
Morgan Stanley & Co. LLC	$70,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	70,875,000
UBS Securities LLC	70,875,000
Wells Fargo Securities, LLC	70,875,000
J.P. Morgan Securities LLC	35,437,500
U.S. Bancorp Investments, Inc.	18,562,500
Blaylock Van LLC	3,000,000
CastleOak Securities, L.P.	3,000,000
HRC Investment Services, Inc.	3,000,000
Janney Montgomery Scott LLC	3,000,000
Stifel, Nicolaus & Company, Incorporated	3,000,000
Wedbush Securities Inc.	3,000,000
Advisors Asset Management, Inc.	1,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	1,500,000
BNY Mellon Capital Markets, LLC	1,500,000
C. L. King & Associates, Inc.	1,500,000
D.A. Davidson & Co.	1,500,000
Davenport & Company LLC	1,500,000
Hilltop Securities Inc.	1,500,000
J.J.B. Hilliard, W.L. Lyons, LLC	1,500,000
Maxim Group LLC	1,500,000
Mesirow Financial, Inc.	1,500,000
Oppenheimer & Co. Inc.	1,500,000
Robert W. Baird & Co. Incorporated	1,500,000
William Blair & Company, L.L.C.	1,500,000

Total	$375,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the debentures is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the debentures if any are taken.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $56,250,000 aggregate principal amount of debentures at the initial public offering price set forth on the cover page of this prospectus supplement less the underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase a principal amount of debentures which bears the same ratio to the aggregate principal amount of debentures being purchased as the principal amount of debentures set forth opposite the name of such underwriter in the preceding table bears to the total principal amount of debentures set forth in the preceding table.

The underwriters initially propose to offer the debentures directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the debentures to certain dealers at a price that represents a concession not in excess of $0.500 per debenture. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed $0.450 per debenture. After the initial offering of the debentures, the offering price and other selling terms may from time to time be varied by the underwriters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

During the period beginning on the date of this prospectus supplement and continuing to and including the date that is 30 days from the date of this prospectus supplement, we have agreed not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the debentures, including any securities that are convertible or exchangeable for, or that represent rights to receive, the debentures or securities that are substantially similar to the debentures, or file with, or submit to, the SEC a registration statement under the Securities Act relating to the debentures or such similar securities, in each case, without the prior written consent of the representatives.

The following table shows the price to public, underwriting discount that we are to pay to the underwriters in connection with this offering and the proceeds, before expenses, to Brighthouse. The information assumes either no exercise or full exercise by the underwriters of their option, discussed above, to purchase up to an additional $56,250,000 aggregate principal amount of debentures.

	Total Without Option	Total With Option
Price to Public(1)	$375,000,000	$431,250,000
Underwriting Discount	11,812,500	13,584,375

Proceeds, before expenses, to Brighthouse Financial, Inc.	$363,187,500	$417,665,625

(1)	Plus accrued interest, if any, from September 12, 2018 to the date of delivery.

We estimate that our total expenses relating to the offering, not including the underwriting discount, will be approximately $2.1 million. We have agreed to reimburse the underwriters for certain expenses in an amount not to exceed $15,000.

The debentures are a new issue of securities with no established trading market. We have applied to list the debentures on the Nasdaq under the symbol “BHFAL”. If approved for listing, we expect trading of the debentures on the Nasdaq to commence within 30 days after they are first issued. We have been advised by the underwriters that the underwriters intend to make a market in the debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures or that an active public market for the debentures will develop.

In connection with the offering, the underwriters may purchase and sell debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of debentures than they are required to purchase in the offering. The underwriters must close out any short position by purchasing debentures in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the debentures. As a result, the price of the debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debentures. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the debentures against payment for the debentures on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the debentures (“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade debentures on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the debentures initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Offering Restrictions

European Economic Area

The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debentures or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the debentures in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus in connection with offers of the debentures. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the debentures will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the debentures may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the debentures with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Hong Kong

The debentures have not been offered or sold and will not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Charter 571) of the laws of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions) (Chapter 32) of the Laws of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the debentures have been or will be issued or have been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities laws of Hong Kong) other than with respect to debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any debentures, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations or ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures may not be circulated or distributed, nor may the debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person as defined in Section 275(2) pursuant to an offer referred to in Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

It is a condition of the offer that where the debentures are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

a.

a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after the corporation or that trust has subscribed for or acquired the debentures except:

i.

to an institutional investor, or an accredited investor or other relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

ii.	where no consideration is or will be given for the transfer; or

iii.	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF DEBENTURES

Debevoise & Plimpton LLP, New York, New York, will pass upon the validity of the debentures offered in this offering. The validity of the debentures offered in this offering will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Brighthouse’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of this public reference facility. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers, including Brighthouse, that are subject to the SEC’s reporting requirements.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements this prospectus supplement and the accompanying prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and they do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

Our common stock is listed on Nasdaq. You can also inspect reports and other information concerning us at the office of the The Nasdaq Stock Market LLC, One Liberty Plaza, 165 Broadway New York, NY 10006.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

•	Our Quarterly Reports on Form 10-Q for each of the interim periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 9, 2018 and August 7, 2018, respectively;

•	Our Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2018, as supplemented on May 8, 2018; and

•	Our Current Reports on Form 8-K filed with the SEC on May 24, 2018, June 4, 2018, June 8, 2018, June 29, 2018, August 6, 2018 (Item 8.01 only) and August 9, 2018.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus supplement by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including related exhibits, is not incorporated by reference in this prospectus supplement.

You can obtain any filing incorporated by reference into this prospectus supplement or the accompanying prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (Telephone: (980) 365-7100).

PROSPECTUS

Brighthouse Financial, Inc.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHF”. Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Brighthouse, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Brighthouse since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CERTAIN IMPORTANT INFORMATION

We use the following terms in this prospectus:

•

“Brighthouse,” “we,” “our” and “us” refer to Brighthouse Financial, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to Brighthouse Financial, Inc. as a corporate entity (for example, in the descriptions of the securities in this prospectus, such terms refer to Brighthouse Financial, Inc. and not to any of its subsidiaries);

•	“MetLife” refers to MetLife, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to MetLife, Inc. as a corporate entity;

•

“Separation” refers to the separation of MetLife’s Brighthouse Financial segment from MetLife’s other businesses and the creation of a separate, publicly traded company, Brighthouse, to hold the assets (including the equity interests of certain former MetLife subsidiaries) and liabilities associated with MetLife’s Brighthouse Financial segment from and after the Distribution; and

•

“Distribution” refers to the distribution of approximately 80.8% of the shares of Brighthouse common stock outstanding immediately prior to 5:00 p.m. New York City time on August 4, 2017 by MetLife to shareholders of MetLife as of 5:00 p.m. New York City time on July 19, 2017.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “forecast,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the Separation and the recapitalization actions.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others:

•	differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models;

•	higher risk management costs and exposure to increased counterparty risk due to guarantees within certain of our products;

•	the effectiveness of our exposure management strategy and the impact of such strategy on net income volatility and negative effects on our statutory capital;

•	the additional reserves we will be required to hold against our variable annuities as a result of actuarial guidelines;

•	a sustained period of low equity market prices and interest rates that are lower than those we assumed when we issued our variable annuity products;

•	our degree of leverage due to indebtedness incurred in connection with the Separation;

•	the effect adverse capital and credit market conditions may have on our ability to meet liquidity needs and our access to capital;

•	the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations;

•	the effectiveness of our risk management policies and procedures;

•	the availability of reinsurance and the ability of our counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder;

•

heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition;

•	changes in accounting standards, practices and/or policies applicable to us;

•	the ability of our insurance subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders;

•	our ability to market and distribute our products through distribution channels;

•

the impact of the Separation on our business and profitability due to MetLife’s strong brand and reputation, the increased costs related to replacing arrangements with MetLife with those of third parties and incremental costs as a public company;

•

any failure of third parties to provide services we need, any failure of the practices and procedures of these third parties and any inability to obtain information or assistance we need from third parties, including MetLife;

•	whether the operational, strategic and other benefits of the Separation can be achieved, and our ability to implement our business strategy;

•	whether all or any portion of the Separation tax consequences are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us;

•

the uncertainty of the outcome of any disputes with MetLife over tax-related or other matters and agreements including the potential of outcomes adverse to us that could cause us to owe MetLife material tax reimbursements or payments or disagreements regarding MetLife’s or our obligations under our other agreements;

•	the impact on our business structure, profitability, cost of capital and flexibility due to restrictions we have agreed to that preserve the tax-free treatment of certain parts of the Separation;

•

the potential material negative tax impact of the Tax Cuts and Jobs Act and other potential future tax legislation that could decrease the value of our tax attributes, lead to increased risk-based capital requirements and cause other cash expenses, such as reserves, to increase materially and make some of our products less attractive to consumers;

•	whether the Distribution will qualify for non-recognition treatment for U.S. federal income tax purposes and potential indemnification to MetLife if the Distribution does not so qualify;

•	our ability to attract and retain key personnel; and

•	other factors described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein.

Except as required by applicable law, we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Brighthouse or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Brighthouse and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as Brighthouse’s other public filings, which are available without charge through the SEC website at www.sec.gov.

ABOUT BRIGHTHOUSE

We are a major provider of annuity products and life insurance in the United States through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Our in-force book of products consists of approximately 2.6 million insurance policies and annuity contracts at June 30, 2018, which are organized into three reporting segments:

(i)	Annuities, which includes variable, fixed, index-linked and income annuities;

(ii)	Life, which includes variable, term, universal and whole life policies; and

(iii)	Run-off, which consists of operations related to products which we are not actively selling and which are separately managed.

In addition, we report certain of our results of operations not included in the segments in Corporate & Other.

At June 30, 2018, we had $216.2 billion of total assets with total stockholders’ equity of $13.4 billion, including accumulated other comprehensive income; approximately $612.1 billion of life insurance face amount in-force ($421.0 billion, net of reinsurance) and $144.7 billion of annuity assets under management (“AUM”), which we define as our general account investments and our separate account assets. At June 30, 2018, we had total AUM of approximately $192.5 billion.

Prior to the Distribution, the companies that became our subsidiaries were wholly owned by MetLife. Brighthouse Life Insurance Company, which is our largest operating subsidiary, was formed in November 2014 through the merger of three affiliated life insurance companies and a former offshore, internal reinsurance subsidiary that mainly reinsured guarantees associated with variable annuity products issued by MetLife affiliates. In order to further our capabilities to market and distribute our products, prior to the Distribution, MetLife contributed to us (i) several entities including Brighthouse Life Insurance Company, New England Life Insurance Company and Brighthouse Life Insurance Company of NY; (ii) a licensed broker-dealer; (iii) a licensed investment advisor; and (iv) other entities necessary for the execution of our strategy.

Our principal executive office is located at 11225 North Community House Road, Charlotte, North Carolina 28277 and the telephone number is (980) 365-7100.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(a)	—	—	—	2.11	2.02	1.78

(a)

For purposes of this computation, earnings are defined as income before provision for income tax and excluding undistributed income and losses from equity method investments, and fixed charges. Fixed charges are the sum of interest and debt issue costs and interest credited to policy holder account balances. Interest costs include interest related to variable interest entities that did not have a significant effect on the ratios for the periods presented. Earnings for the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016 were inadequate to cover fixed charges at a 1:1 ratio by $460 million, $661 million and $4,712 million, respectively.

DESCRIPTION OF DEBT SECURITIES

General

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”

Unless the applicable prospectus supplement states otherwise, we will issue the senior debt securities in one or more series under a senior indenture, which we refer to as the “senior indenture,” to be entered into between us and U.S. Bank National Association, as trustee, and we will issue subordinated debt securities in one or more series under a subordinated indenture, which we refer to as the “subordinated indenture” (the senior indenture together with the subordinated indenture, the “indentures”), to be entered into between us and U.S. Bank National Association, as trustee.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit our ability to incur other debt.

The form of senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of Brighthouse. The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debt securities. As a consequence, our ability to satisfy our obligations under the debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. In connection with our affiliated reinsurance company restructuring, the Delaware Department of Insurance approved the payment of a dividend from Brighthouse Reinsurance Company of Delaware to its parent, Brighthouse Life Insurance Company, which we completed in May 2017. Any dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and New England Life Insurance Company to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our Board of Directors or an authorized committee thereof (the “Board”).

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which Brighthouse will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined;

•

with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if Brighthouse possesses the option to do so, the periods within which and the prices at which Brighthouse may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

•	Brighthouse’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Brighthouse will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which Brighthouse must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which Brighthouse will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Brighthouse’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for Brighthouse’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary or depositaries for global or certificated debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and Description of Units.”

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Brighthouse’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies Brighthouse that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	Brighthouse determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by Brighthouse or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Brighthouse under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Brighthouse may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Brighthouse and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. Brighthouse may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Brighthouse will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Brighthouse, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Brighthouse at its option and upon its request or (if then held by Brighthouse) will be discharged from such trust, and the holder of such debt security thereafter may look only to Brighthouse for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, we will, subject to the exceptions and limitations set forth below, pay as additional interest on the debt securities such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the debt securities after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:

(a)	any Taxes which would not have been so imposed, withheld or deducted but for:

(1)

the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

(2)

the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

(b)

any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the debt security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such debt security on any date during such 10-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

(d)	any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such debt security;

(e)

any Taxes which are payable by a holder that is not the beneficial owner of the debt security or a portion of the debt security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(f)	any Taxes required to be withheld by any paying agent from any payment of principal or interest on any debt security, if such payment can be made without such withholding by any other paying agent;

(g)

any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(h)

any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a debt security will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this prospectus, in the indentures or in the debt securities to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.

Except as specifically provided in the debt securities, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Tax Redemption

If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under “—Additional Amounts” with respect to the debt securities of any series, then we may at any time at our option redeem, in whole, but not in part, such debt securities of such series outstanding on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on such debt securities to, but excluding, the date fixed for redemption.

Restrictive Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens

So long as any senior debt securities are outstanding, neither we nor any of our subsidiaries will, directly or indirectly, create, assume, incur, guarantee or permit to exist any debt that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Brighthouse Life Insurance Company;

•	any successor to substantially all of the business of Brighthouse Life Insurance Company that is also one of our subsidiaries; or

•	any entity (other than us) having direct or indirect control of Brighthouse Life Insurance Company or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Brighthouse Life Insurance Company;

•	any successor to substantially all of the business of Brighthouse Life Insurance Company, that is also one of our subsidiaries; or

•	any entity (other than us) having direct or indirect control of Brighthouse Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to one of our wholly owned subsidiaries; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by our Board acting in good faith); or

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Reporting Covenant

Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the indentures require us to post on our public website (and to make available to the trustee and holders of the debt securities, without cost to any holder, within 15 days after we post them on our public website):

(a)

within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(b)

within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the indentures require us to file with the trustee and make available to holders of the debt securities (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the trustee and made available to holders in accordance with our obligations under the indentures.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

our failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series; provided, however, that no event of default shall occur if the failure to make payment when due results solely from nonpayment by reason of mistake, oversight or transfer difficulties and does not continue beyond three business days;

•	our failure to observe or perform any other of our covenants or agreements with respect to such series for 90 days after we receive written notice of such failure;

•

certain defaults with respect to our indebtedness for money borrowed which result in a principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities issued pursuant to the applicable indenture or non-recourse debt), and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 15 days after we receive written notice of such default; and

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against Brighthouse under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

Each of the indentures provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 calendar days, the trustee or the holder of any debt security may or, if directed by the holders of a majority in principal amount of any series of debt securities, the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Brighthouse is required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Modification and Waiver

Under the indentures, Brighthouse and the applicable trustee may supplement the indentures for certain purposes without the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, defect or inconsistency;

•	to add to Brighthouse’s covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon Brighthouse under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of debt securities made solely to conform to the description of such series of debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of debt securities.

Brighthouse and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•	reduce the rate or extend the time of payment of interest on the debt securities of any series;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Brighthouse to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive Brighthouse’s compliance with certain covenants contained in such indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

The indentures provide that so long as any debt securities are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:

•

we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor”), if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the indenture;

•

immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the indenture.

The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter we shall be relieved of all of our obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the debt securities.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Brighthouse may discharge or defease its obligations under each indenture as set forth below.

Brighthouse may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, Brighthouse may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Brighthouse must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Brighthouse shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Brighthouse may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse;

•

all obligations of Brighthouse as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse is a party;

•

all obligations of Brighthouse issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse and all obligations of Brighthouse under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Brighthouse for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Brighthouse in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Brighthouse is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse (whether or not such obligation is assumed by Brighthouse).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Brighthouse has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Brighthouse will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Brighthouse will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Brighthouse for the benefit of creditors;

•	any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by Brighthouse or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, makes loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture, which we refer to as the “junior subordinated indenture,” to be entered into between us and U.S. Bank National Association, as trustee.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.

The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of Brighthouse and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. In connection with our affiliated reinsurance company restructuring, the Delaware Department of Insurance approved the payment of a dividend from Brighthouse Reinsurance Company of Delaware to its parent, Brighthouse Life Insurance Company, which we completed in May 2017. Any dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and New England Life Insurance Company to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.

The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the price or prices at which Brighthouse will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

•

if Brighthouse possesses the option to do so, the periods within which and the prices at which Brighthouse may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

•	Brighthouse’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which Brighthouse will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which Brighthouse must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which Brighthouse will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Brighthouse’s covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for Brighthouse’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;

•

whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary or depositaries for global or certificated junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Brighthouse’s common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies Brighthouse that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	Brighthouse determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by Brighthouse or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Brighthouse under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as Brighthouse may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Brighthouse and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. Brighthouse may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Brighthouse will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Brighthouse, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Brighthouse at its option and upon its request or (if then held by Brighthouse) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to Brighthouse for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, we will, subject to the exceptions and limitations set forth below, pay as additional interest on the junior subordinated debt securities such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the junior subordinated debt securities after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the junior subordinated debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:

(a)	any Taxes which would not have been so imposed, withheld or deducted but for:

(1)

the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

(2)

the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

(b)

any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such junior subordinated debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the junior subordinated debt security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such junior subordinated debt security on any date during such 10-day period;

(c)	any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

(d)	any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such junior subordinated debt security;

(e)

any Taxes which are payable by a holder that is not the beneficial owner of the junior subordinated debt security or a portion of the junior subordinated debt security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(f)

any Taxes required to be withheld by any paying agent from any payment of principal or interest on any junior subordinated debt security, if such payment can be made without such withholding by any other paying agent;

(g)

any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(h)

any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), FATCA, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a junior subordinated debt security will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this prospectus, in the junior subordinated indenture or in the junior subordinated debt securities to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.

Except as specifically provided in the junior subordinated debt securities, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Tax Redemption

If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under “—Additional Amounts” with respect to the junior subordinated debt securities of any series, then we may at any time at our option redeem, in whole, but not in part, such junior subordinated debt securities of such series outstanding on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (including any additional interest) on such junior subordinated debt securities to, but excluding, the date fixed for redemption.

Reporting Covenant

Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the junior subordinated indenture requires us to post on our public website (and to make available to the trustee and holders of the junior subordinated debt securities, without cost to any holder, within 15 days after we post them on our public website):

(a)

within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(b)

within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture requires us to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the trustee and made available to holders in accordance with our obligations under the junior subordinated indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any junior subordinated debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against Brighthouse under the junior subordinated indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The junior subordinated indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of junior subordinated debt securities, including any additional interest, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of any junior subordinated debt security may or, if directed by the holders of a majority in principal amount of any series of junior subordinated debt securities, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Brighthouse is required to furnish annually to the trustee statements as to Brighthouse’s compliance with all conditions and covenants under the junior subordinated indenture.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, Brighthouse and the trustee may supplement the junior subordinated indenture for certain purposes without the consent of the holders of junior subordinated debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, defect or inconsistency;

•

to add to Brighthouse’s covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Brighthouse under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.

Brighthouse and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification which would:

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except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Brighthouse to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•	reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

The junior subordinated indenture provides that so long as any junior subordinated debt securities are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:

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we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the junior subordinated indenture.

The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter we shall be relieved of all of our obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the debt securities.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Brighthouse may discharge or defease its obligations under the junior subordinated indenture as set forth below.

Brighthouse may discharge certain obligations to holders of any series of junior subordinated debt securities issued under the junior subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of junior subordinated debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such junior subordinated debt securities.

The junior subordinated indenture will not be discharged as described above if Brighthouse has defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined in the junior subordinated indenture, and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

If indicated in the applicable prospectus supplement, Brighthouse may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Brighthouse must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, Brighthouse shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Brighthouse may exercise its defeasance option with respect to such junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

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the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse;

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all obligations of Brighthouse as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse is a party;

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all obligations of Brighthouse issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse and all obligations of Brighthouse under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Brighthouse for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all obligations of Brighthouse in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Brighthouse is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse (whether or not such obligation is assumed by Brighthouse).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Brighthouse has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Brighthouse will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Brighthouse will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Brighthouse for the benefit of creditors;

•	any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by Brighthouse or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

We filed our certificate of incorporation with the Secretary of State of the State of Delaware on August 1, 2016, and our Board adopted our bylaws on August 1, 2016. We filed our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware effective as of August 4, 2017 and the Board adopted our amended and restated bylaws effective as of August 4, 2017. Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and relevant sections of the Delaware General Corporation Law (“DGCL”) are summarized below. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws are only summaries of such provisions and instruments and in each case are qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 1,100,000,000 shares, which is divided into two classes, consisting of 1,000,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. As of August 31, 2018, we had 119,782,668 outstanding shares of our common stock, held of record by 2,374,115 holders of record, and no shares of preferred stock outstanding.

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available therefor when, as and if declared by our Board at its discretion.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any outstanding series of preferred stock as provided in any preferred stock certificate of designation approved by our Board, the holders of our common stock possess all voting power. Except as required by applicable law or the rules and regulations of any stock exchange applicable to Brighthouse and except with respect to the election of directors, the amendment of certain provisions of our amended and restated certificate of incorporation and the amendment of our amended and restated bylaws, all matters to be voted on by stockholders at a meeting at which a quorum is present must be approved by the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon. The election of directors at a meeting at which a quorum is present is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes received, even if less than a majority, will be elected. The amended and restated bylaws provide that in an uncontested election any director who receives a greater number of votes “withheld” than votes cast in favor of his or her election shall tender his or her resignation from the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee would then recommend to the Board whether to accept or reject such resignation and the Board would publicly disclose its decision in regard to such resignation.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in the assets available for distribution to stockholders after the payment of all of our debt and other liabilities, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix, among other items, the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including without limitation dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. No shares of our authorized preferred stock are currently outstanding. Because the Board has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Applicable Law

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Classified Board. Our amended and restated certificate of incorporation provides that our Board be divided into three classes. For so long as there are three classes of directors, each class shall consist, as nearly as possible, of one-third of the total number of directors. The directors designated as Class II directors have terms expiring at our 2019 annual meeting of stockholders, and the directors designated as Class I and Class III directors have terms expiring our 2020 annual meeting of stockholders. Commencing with the 2018 annual meeting of stockholders, the directors were divided into two classes, with the directors elected to succeed those directors whose terms then expired (i.e., the former Class I directors) being elected for a term of office to expire at the 2020 annual meeting of stockholders (i.e., as Class III directors). Commencing with the 2019 annual meeting of stockholders, there shall be a single class of directors, with directors elected to succeed those directors whose terms then expire (i.e., the former Class II directors) being elected for a term of office to expire at the 2020 annual meeting. Commencing with the 2020 annual meeting of stockholders, each director elected to succeed those directors whose terms then expire shall be elected annually and for a term of office to expire at the next annual meeting of stockholders, and our Board will thereafter no longer be divided into classes. Before our Board is declassified, it would take at least two annual elections of directors for any individual or group to gain control of our Board. Accordingly, while the Board is divided into classes, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to control us.

Removal. Our amended and restated certificate of incorporation provides that (i) for so long as the Board is divided into classes, the holders of at least two-thirds of the combined voting power of the then outstanding stock entitled to vote generally in the election of directors may remove any director, but only for cause, and that (ii) from and after the time that the Board is no longer divided into classes, stockholders may remove our directors with or without cause by the holders of at least two-thirds of the outstanding stock entitled to vote generally in the election of directors.

Size of Board and Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be fixed exclusively by the Board; provided, however, that in no event shall such number of directors be less than three (3) nor more than fifteen (15). Any newly created directorships created on our Board resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy on our Board shall hold office for the remainder of the term of the class, if any, that such director has been appointed to and until his or her successor has been elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation prohibits our stockholders from acting by written consent. Stockholder action may only take place at a duly called annual or special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

No Cumulative Voting. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that our Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult. Our Board can issue preferred stock with voting rights or conversion rights that, if exercised, could dilute the voting power of the holders of common stock.

Amendments to Bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that in addition to any other vote of the holders of any particular class or series of our capital stock that may be required, our amended and restated bylaws may only be amended by our Board or by the affirmative vote of holders of at least two-thirds in voting power of the issued and outstanding voting stock entitled to vote thereon, voting together as a single class.

Amendments to Charter. Our amended and restated certificate of incorporation provides that in addition to any other vote of the holders of any particular class or series of our capital stock that may be required, certain charter provisions may only be amended by the affirmative vote of holders of at least two-thirds in voting power of the issued and outstanding voting stock entitled to vote thereon, voting together as a single class.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless one of the following conditions is satisfied:

•	before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

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at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Insurance Regulations

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if the Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our current or former directors, officers or stockholders, (iii) action asserting a claim arising out of or pursuant to the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.

Limitation of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and our amended and restated certificate of incorporation will include such an exculpation provision. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL as it now reads, such limitation of liability is not permitted:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of Brighthouse or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service. The right to indemnification in our amended and restated bylaws includes the right to be paid by Brighthouse the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at our request as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.

The limitation of liability and indemnification and advancement provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Brighthouse pursuant to the foregoing provisions, Brighthouse has been informed that in the SEC’s opinion such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on Nasdaq under the symbol “BHF”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 480 Washington Boulevard, Jersey City, NJ 07310.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities, common stock or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of common stock or of a particular series of preferred stock, as the case may be.

We will deposit the debt securities, junior subordinated debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a debt security, junior subordinated debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities, common stock or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities described in this prospectus as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities or junior subordinated debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the designation and terms of the debt securities or junior subordinated debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities or junior subordinated debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	the currency, currencies or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities or junior subordinated debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•

the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities or junior subordinated debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•	the securities, which may include preferred stock, common stock or other securities, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which we will issue the warrants, the number of securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, Brighthouse may issue purchase contracts obligating holders to purchase from Brighthouse, and Brighthouse to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Brighthouse to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause Brighthouse’s obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Brighthouse will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Brighthouse or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by Brighthouse to the holder or by the holder to Brighthouse, the date or dates on which the contract fee will be payable and the extent to which Brighthouse or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Brighthouse may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

VALIDITY OF SECURITIES

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Brighthouse’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of this public reference facility. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

Our common stock is listed on Nasdaq. You can also inspect reports and other information concerning us at the office of the The Nasdaq Stock Market LLC, One Liberty Plaza, 165 Broadway New York, NY 10006.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

•	Our Quarterly Reports on Form 10-Q for each of the interim periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 9, 2018 and August 7, 2018, respectively;

•	Our Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2018, as supplemented on May 8, 2018;

•

The description of capital stock contained in Amendment No. 5 to the Registration Statement on Form 10, filed with the SEC on June 30, 2017, as supplemented by the section entitled “Description of Capital Stock” in this prospectus; and

•	Our Current Reports on Form 8-K filed with the SEC on May 24, 2018, June 4, 2018, June 8, 2018, June 29, 2018, August 6, 2018 (Item 8.01 only) and August 9, 2018.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided that information furnished and not filed by us under any item of any current report on Form 8-K, including related exhibits, is not incorporated by reference in this prospectus.

You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (Telephone: (980) 365-7100).

$375,000,000

6.250% Junior Subordinated Debentures due 2058

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

UBS Investment Bank

Wells Fargo Securities

J.P. Morgan

Co-Manager

US Bancorp

The date of this prospectus supplement is September 5, 2018